UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

Effective November 20, 2006, CIBER, Inc. entered into two term loan agreements with Wells Fargo Equipment Finance, Inc. for total financing of $8.9 million.  The first loan was for $4.4 million and is to be repaid over 36 months.  The proceeds received from this loan were used to re-finance previously purchased data center assets and will pay down our bank line of credit.  The second loan was for $4.5 million and is to be repaid over 24 months.  The proceeds received from this loan were used to purchase new hardware and software in connection with the 24-month extension of a client engagement.  Both loans are secured by certain hardware and software of similar value.  Copies of the related loan agreements are furnished as exhibits to this Current Report on Form 8-K.

Item 9.01(d). Exhibits.

99.1	Promissory Note dated as of November 15, 2006 between CIBER, Inc. and Wells Fargo Equipment Finance, Inc.
99.2	Installment Payment Agreement dated as of November 16, 2006 between CIBER, Inc. and Wells Fargo Equipment Finance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date:	November 20, 2006	By:	/s/ David G. Durham
David G. Durham
Chief Financial Officer, Senior
Vice President and Treasurer